                             Largest Power Plant Divestitures by U.S.
Utilities

          LARGEST POWER PLANT DIVESTITURES BY U.S. UTILITIES/1/
                          1997 - February 2000

                                             Date Sale                        Total Cost
Seller                Acquirer               Announced         MW              ($millions)

Unicom                Edison Mission         3/23/99           9,772          $4,813
                      Energy

Sithe Energies        Reliant Energy         2/20/00           4,200          $2,100

NYSEG and GPU         Edison Mission         8/3/98            1,896          $1,800
                      Energy

GPU                   Sithe Energies         11/9/98           4,117          $1,720

DQE Inc.              Orion Power            9/27/99           2,614          $1,705
                      Holdings

NEES                  PG&E Generating Co.    8/6/97            5,107          $1,675

Montana Power         PP&L                   11/2/98           2,614          $1,586

Cogen Technologies    Enron                  10/98             1,037          $1,100

NYSEG                 AES                    8/3/98            1,424          $ 950

Central Maine Power   FPL Group              1/6/98            1,185          $ 846

PG&E Corp.            Southern               11/24/98          3,065          $ 801

Conectiv              NRG Energy             1/18/00           1,875          $ 800

Southern California   AES                    11/24/97          3,956          $ 781
Edison

Consolidated Edison   KeySpan                1/28/99           2,168          $ 597

Consolidated Edison   Orion Power Holdings   3/3/99            1,855          $ 550

Boston Edison         Sithe Energies         12/10/97          1,983          $ 536

Consolidated Edison   NRG Energy             1/28/99           1,456          $ 505

PG&E Corp.            Duke                   11/18/97          2,645          $ 501

Orange & Rockland     Southern               11/24/98          1,776          $ 480

Northeast Utilities   NRG Energy             7/6/99            2,235          $ 460

Niagara Mohawk        Orion Power Holdings   12/28/98            661          $ 425

San Diego Gas &       Dynergy (DYN &         12/15/98            951          $ 356
Electric              NRG JV)

Niagara Mohawk        NRG Energy             12/28/98          1,360          $ 355

United Illuminating   Wisvest                10/6/98           1,056          $ 272

                                ENDNOTES

/1/ The covered transactions also include the sale of power plants announced in February 2000 by Sithe Energies to Reliant Energy.

